Exhibit 99.1

GURUSHOTS LTD.

FINANCIAL STATEMENTS

GURUSHOTS LTD.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of GuruShots Ltd.

Opinion

We have audited the accompanying financial statements of GuruShots Ltd. (the "Company"), which comprise the balance sheet as of December 31, 2021, and the related statements of operations, of changes in redeemable convertible preferred shares and capital deficiency and of cash flows for the year then ended, including the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

Kesselman & Kesselman, 146 Derech Menachem Begin, Tel-Aviv 6492103, Israel,

P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
June 23, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

GURUSHOTS LTD.

BALANCE SHEET

(U.S. dollars in thousands, except per share amounts)

		December 31
	Note	2021
Assets
CURRENT ASSETS:
Cash and cash equivalents		851
Accounts receivable		258
Prepaid expenses		38
Other current assets		30
TOTAL CURRENT ASSETS		1,177

NON-CURRENT ASSETS:
Restricted deposits		65
Operating lease right of use asset		105
Property and equipment, net	3	20
TOTAL NON-CURRENT ASSETS		190
TOTAL ASSETS		1,367

Liabilities and redeemable convertible preferred shares net of capital deficiency

CURRENT LIABILITIES:
Accounts payable		640
Current maturities of operating lease	4	46
Other current liabilities	5	403
TOTAL CURRENT LIABILITIES		1,089
NON-CURRENT LIABILITIES:
Convertible loan	7,11	1,069
Non-current operating lease liabilities	4	59
TOTAL LIABILITIES		2,217

GURUSHOTS LTD.

STATEMENT OF OPERATIONS

(U.S. dollars in thousands)

		December 31
	Note	2021
REDEEMABLE CONVERTIBLE PREFERRED SHARES:	8
Preferred A-1 shares of NIS 0.01 par value- authorized, issued and outstanding shares 209,738 as of December 31, 2021		1
Preferred A-2 shares of NIS 0.01 par value - authorized, issued and outstanding shares 237,535 as of December 31, 2021		1
Preferred B shares of NIS 0.01 par value - authorized, issued and outstanding shares 631,248 as of December 31, 2021		1
Preferred B-1 shares of NIS 0.01 par value - authorized: 380,000 shares as of December 31, 2021; Issued and outstanding: 366,461 shares as of December 31, 2021		1
Preferred B-2 shares of NIS 0.01 par value - authorized: 956,969 shares as of December 31, 2021; issued and outstanding 940,155 as of December 31, 2021		2
Additional paid-in capital		9,288
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES		9,294

CAPITAL DEFICIENCY	9
Ordinary shares of NIS 0.01 par value: authorized 7,961,479 at December 31, 2021; issued and outstanding 1,379,129 at December 31, 2021		4
Additional paid-in capital		104
Accumulated deficit		(10,252)
TOTAL CAPITAL DEFICIENCY		(10,144)
TOTAL LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED SHARES NET OF CAPITAL DEFICIENCY		1,367

The accompanying notes are an integral part of these financial statements.

GURUSHOTS LTD.

STATEMENT OF OPERATIONS

(U.S. dollars in thousands)

Year ended December 31
2021
REVENUES	7,747
COST OF REVENUES	2,982
GROSS PROFIT	4,765
OPERATING EXPENSES:
Research and development	2,825
Sales and marketing	2,120
General and administrative	639
OPERATING LOSS	(819)
FINANCIAL EXPENSES, net	(613)
NET LOSS FOR THE YEAR	(1,432)

The accompanying notes are an integral part of these financial statements.

GURUSHOTS LTD.

STATEMENT OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CAPITAL DEFICIENCY

(U.S. dollars in thousands)

	Redeemable Convertible Preferred Shares			Ordinary shares
	Number of Shares	Amount	Additional paid-in capital	Number of shares	Amount	Additional paid-in capital	Accumulated deficit	Total
BALANCE AS OF January 1, 2021	2,003,158	6	9,273	1,348,823	4	98	(8,820)	(8,718)
CHANGES DURING 2021:
Share-based payments	-	-		-	-	6	-	6
Exercise of stock options	-	-		30,306	*	-	-	*
Exercise of warrants	4,734	*	15	-	-	-	-	-
Net loss for the year	-	-		-	-	-	(1,432)	(1,432)
BALANCE AS OF DECEMBER 31, 2021	2,006,766	6	9,288	1,379,129	4	104	(10,252)	(10,144)

*	Less than $1 thousand.

The accompanying notes are an integral part of these financial statements.

GURUSHOTS LTD.

STATEMENT OF CASH FLOWS

(U.S. dollars in thousands)

Year ended December 31
2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the year	(1,432)
Adjustments to reconcile loss for the period to net cash used in operating activities:
Depreciation	28
Share-based payments	6
Change in fair value of convertible loan	569
Foreign currency exchange rate loss	23
Changes in asset and liability items:
Decrease in prepaid expenses and other current assets	137
Decrease in accounts receivable	4
Increase in accounts payable	29
Decrease in other current liabilities	(68)
Net cash used in operating activities	(728)

CASH FLOWS FROM INVESTING ACTIVITIES-
Purchase of fixed assets	(14)
Net cash used in investing activities	(14)

CASH FLOWS FROM FINANCE ACTIVITIES:
Proceeds from exercise of warrants	15
Proceeds from issuance of convertible loan	500
Net cash provided by finance activities	515

Effect of foreign exchange rate changes on cash and cash equivalents	(22)

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED DEPOSITS	(227)
CASH, CASH EQUIVALENTS AND RESTRICTED DEPOSITS AT THE BEGINNING OF THE YEAR	1,143
CASH, CASH EQUIVALENTS AND RESTRICTED DEPOSITS AT THE END OF THE YEAR	916

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Right-of-use assets acquired in exchange for operating leases	111

The below table provides a reconciliation of cash and cash equivalents and restricted deposits reported within the balance sheet to the total of the same amounts shown on the statements of cash flows:
Cash and cash equivalents	851
Restricted deposits	65
916

The accompanying notes are an integral part of these financial statements.

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 1 - GENERAL:

a.	GuruShots Ltd. (the "Company") was incorporated on March 21, 2013 and commenced its operations in Israel on the same day. The Company develops and maintains a web site and a cellular phone app called "GuruShots", which is a platform for photographers from all over the world to publish their photos through different digital games and challenges.

b.	The Company is dependent on being able to continue to secure financing and support from its parent company, see also Note 11b. The parent company confirmed it intends to operate and support the business as a going concern for at least 12 months after approving these financial statements and has the financing and liquidity to be able to continue to support the Company's operations.

Management has concluded that these circumstances, taken together, indicate the Company's ability to continue as a going concern. The financial statements have been prepared on a going concern basis and do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary in the event the Company can no longer continue as a going concern.

c.	In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic, which continues to impact Israel and the world. The Company is unable to accurately predict the full impact that COVID-19 will have due to numerous uncertainties, including the duration of the outbreak, actions that may be taken by governmental authorities, the impact to the business of our customers and partners, the risk of additional, currently-unknown COVID-19 variations necessitating further measures to mitigate risk and seek to protect employee and vendor health and safety. The Company will continue to evaluate the scope and extent of the impact to its business, results of operations, and financial condition.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

b.	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported of assets and liabilities and disclosed in the financial statements and accompanying notes. Estimates are primarily used for, but not limited to, the valuation of share-based compensation, capitalization of software costs and the valuation of the convertible loan. Actual results could differ from those estimates, and such differences may have a material impact on the Company's financial position or results of operations.

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

c.	Functional Currency

A substantial majority of the Company's revenues, payment processing fees, user acquisition expenses and its funding are denominated in U.S. dollars. The Company's management believes that the U.S. dollar is the primary currency of the economic environment in which the Company operates. Thus, the U.S. dollar is the Company's functional and reporting currency. Gains and losses arising from foreign currency remeasurements of monetary balances denominated in non-functional currencies are included in financial expenses, net on the statements of operations. Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Balances in non-U.S. dollar currencies are translated into U.S. dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-U.S. dollar transactions and other items in the statement of operations (indicated below), the following exchange rates are used: (i) for transactions - exchange rates at transaction dates or average exchange rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization) - historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

Foreign currency transaction gains and losses have been immaterial in the periods presented.

d.	Cash and Cash Equivalents

Cash and cash equivalents which include short-term bank deposits that are not restricted as to withdrawal or use, with maturities of three months or less at the date acquired, are considered to be cash equivalents.

e.	Restricted Deposits

Restricted deposits consist primarily of bank deposits to secure obligations under the Company's operating lease agreements and the Company's credit cards. Restricted deposits are presented at cost, including accrued interest, and are classified as current or non-current based on the remaining term of the restriction. Restricted deposits amounts are shown as part of opening and closing balances of the Company's statements of cash flows.

f.	Accounts Receivable

Accounts receivable are recorded at the invoiced amount and amounts for which revenue has been recognized but not invoiced, net of allowance for doubtful accounts. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of accounts. The Company regularly reviews the adequacy of the allowance for doubtful accounts based on a combination of factors, including an assessment of the current customer’s aging balance, the nature and size of the customer, the financial condition of the customer, and the amount of any receivables in dispute. Accounts receivable deemed uncollectable are charged against the allowance for doubtful accounts when identified. As of December 31, 2021 there were no allowances for doubtful accounts.

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

g.	Credit Risk and Concentrations

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash, cash equivalents, bank deposits, restricted cash and accounts receivable.

The Company places its cash and cash equivalents, bank deposits and restricted cash in high credit quality financial institutions. In general, the Company's customers (mainly Apple and Google) are not required to provide collateral or any other security to support accounts receivable.

h.	Fair Value Measurement

The FASB Topic 820, Fair Value Measurements and Disclosures (“Topic 820”), establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy under Topic 820 are described below:

Level 1 - Quoted prices in active markets for identical assets or liabilities;

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities;

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

The Company's financial instruments consist of cash, cash equivalents, bank deposits, restricted cash, accounts receivable, accounts payable and convertible loan. The recorded amounts of accounts receivable and accounts payable approximate their respective fair value because of the liquidity and short period of time to maturity, receipt or payment of these instruments.

i.	Leases

The Company adopted ASC No. 842 on January 1, 2019, using a modified retrospective transition approach. The Company has also elected to utilize the available package of practical expedients permitted under the transition guidance within ASC No. 842 which does not require it to reassess the prior conclusions about lease identification, lease classification and initial direct costs.

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

The Company determines if an arrangement is a lease at inception. If an arrangement is a lease, the Company determines whether it is an operating lease or a finance lease at the lease commencement date. As of December 31, 2021, the Company did not have any finance leases. Operating leases are included in operating lease assets, operating lease liabilities – current, and non-current operating lease liabilities in the Company’s balance sheet.

Operating lease assets represent the Company’s right to control the use of an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease assets and liabilities are recognized on the commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate based on the information available at the commencement date to determine the present value of the lease payments. The incremental borrowing rate was estimated based on factors such as the lease term, credit standing and the economic environment of the location of the lease.

Variable lease payments, including payments based on an index or a rate, are expensed as incurred and are not included within the operating lease asset and operating lease liabilities. The Company does not separate non-lease components from lease components for its leases of real estate.

The Company’s lease terms are the noncancelable periods, including any rent-free periods provided by the lessor, and include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. At lease inception, and in subsequent periods as necessary, the Company estimates the lease term based on its assessment of extension and termination options that are reasonably certain to be exercised. Lease costs are recognized on a straight-line basis over the lease term. The Company does not recognize operating lease asset and operating lease liabilities for leases with terms shorter than 12 months. Lease costs for short-term leases are recognized on a straight-line basis over the lease term.

j.	Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and impairments.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, or in a case of leasehold improvements, the shorter of the lease term (including any renewal periods, which are reasonably certain to be exercised) or the estimated useful life of the asset. Repairs and maintenance expenditures, which are not considered improvements and do not extend the useful life of property and equipment, are expensed as incurred.

Annual rates of depreciation are as follows:

%
Computers and electronic equipment	33
Office furniture and equipment	7

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

k.	Financial Instruments

When the Company issues preferred shares, it considers the provisions of Accounting Standards Codification 480, Distinguishing Liabilities from Equity (“ASC 480”) in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyzes the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, they include a liquidation or deemed liquidation events that would constitute a redemption event that is outside of the Company’s control. As such, all shares of redeemable preferred shares have been presented outside of permanent equity.

The Company’s issued financial instrument (Convertible Loan) are in the scope of ASC 480, mainly since they are convertible into redeemable convertible preferred shares which their redemption is outside of the Company’s control. For further details see Note 7.

l.	Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new ordinary shares are shown in equity as a deduction from the proceeds.

m.	Convertible Loan

The Company’s Convertible Loan is in the scope of ASC 480, since it is convertible into redeemable convertible preferred shares which their redemption is outside of the Company’s control. For further details see Note 7.

n.	Revenue Recognition

The Company primarily derives revenue from the sale of virtual items associated with its online game. The Company distributes its game to the end customer through mobile platforms such as Apple and Google. Through these platforms, users can download the Company’s free-to-play game and can purchase virtual goods which are redeemed in the game to enhance their game-playing experience.

Players can pay for their virtual item purchases through various widely accepted payment methods offered in the game. Payments from players for virtual items are required at the time of purchase, are non- cancellable and relate to non-cancellable contracts that specify the Company’s obligations and cannot be redeemed for cash nor exchanged for anything other than virtual items within the Company’s game. The purchase price is a fixed amount which reflects the consideration that the Company expects to be entitled to receive in exchange for use of virtual items by its customers. The platform providers collect proceeds from the game players and remit the proceeds to the Company after deducting their respective platform fees. Sales and other taxes collected from customers on behalf of governmental authorities are accounted for on a net basis and are not included in revenues or operating expenses.

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

The Company is primarily responsible for providing the virtual items, has control over the content and functionality of games and has the discretion to establish the virtual items’ prices. Therefore, the Company is the principal and, accordingly revenues are recorded on a gross basis. Payment processing fees paid to platform providers are recorded within cost of revenue. The Company’s performance obligation is to display the virtual items in game play based upon the nature of the virtual item.

The Company categorizes its virtual items as consumable. The Company’s game sells only consumable virtual items. Consumable virtual items represent items that can be consumed by a specific player action and do not provide the player any continuing benefit following consumption. The Company has determined through a review of game play behavior that players generally do not purchase additional virtual items until their existing virtual items balances have been substantially consumed. This review includes an analysis of game players’ historical play behavior, purchase behavior, and the amount of virtual items outstanding. Based upon this analysis, the Company has estimated the rate at which virtual item is consumed during game play. Accordingly, revenue is recognized once the virtual items are sold. The Company monitors its analysis of customer play behavior on a quarterly basis.

m.	Cost of Revenue

Cost of revenue includes mainly payment processing fees, depreciation, customer support and hosting fees. Platform providers (such as Apple and Google) charge a transactional payment processing fee to accept payments from our players for the purchase of in-app virtual goods.

n.	Research and Development

Research and development expenses include costs associated with the maintenance of the Company's platform and its technology. Such costs primarily consist of payroll and related expenses for employees including share-based compensation, employee benefits and allocated costs associated with the Company's research and development department. Software development costs do not qualify for capitalization and are expensed as incurred and recorded in research and development expenses in the statement of operations.

o.	Sales and Marketing

Costs for marketing and advertising of the Company’s game are primarily expensed as incurred and are included in the sales and marketing expenses in the Company’s statements of operations. Such costs primarily consist of user acquisition costs that uses for growing the Company's user base.

p.	Income Taxes

Deferred taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred income tax liabilities and assets are classified as non-current.

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. Given the Company's losses, the Company has provided a full valuation allowance with respect to its deferred tax assets.

Uncertainty in income taxes

The Company implements a two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. The Company does not have any liabilities in any reported periods regarding uncertain tax positions.

q.	Share-Based Compensation

Share-based compensation expense related to share-based awards is recognized based on the fair value of the awards granted and recognized as an expense on a straight-line basis over the requisite service period for share options. The fair value of each option award is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying ordinary shares, the expected term of the award, the expected volatility of the price of the Company’s ordinary shares, risk-free interest rates, and the expected dividend yield of ordinary shares. Because there has been no public market for the Company's ordinary shares, management has determined the fair value market of an ordinary share at the time of the grant of the options by considering a number of objective and subjective factors including financing investment rounds and secondary transactions. The assumptions used to determine the fair value of the share awards represent management’s best estimates: the expected term is calculated using the simplified method, as the Company has concluded that its historical share option exercise experience does not provide a reasonable basis to estimate the expected option term. The Company estimates the volatility of its ordinary shares by using the volatility rates of its peer companies. The Company bases the risk-free interest rate used in its option-pricing models on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term to maturity of its equity awards. The Company does not anticipate paying any cash dividends in the foreseeable future and therefore uses an expected dividend yield of zero in its option-pricing models. The company accounts for forfeitures as incurred.

The Company applies ASU 2018-07 (Topic 718) that expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. Under the provision of the amendment, the Company measures share-based compensation to non-employees in the same manner (except for certain exceptions) as share-based compensation to employees.

r.	Recently issued accounting standards and not yet adopted

In June 2016, the FASB issued ASU 2016-13 “Financial Instruments Credit Losses Measurement of Credit Losses on Financial Instruments” that supersedes the existing impairment model for most financial assets to a model that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires an entity to recognize an impairment allowance equal to its current estimate of all contractual cash flows the entity does not expect to collect. ASU 2016-13 also requires that credit losses relating to available-for-sale debt securities will be recorded through an allowance for credit losses. The guidance will be effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect ASU 2016-13 to have a material impact on its financial statements.

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Composition of property and equipment grouped by major classifications is as follows:

December 31, 2021
U.S. dollars (in thousands)
Cost :
Computers and electronic equipment	95
Office furniture and equipment	19
114

Less - Accumulated depreciation	94
Total property and equipment, net	20

Depreciation expenses of property and equipment was $28 thousand for the year ended December 31, 2021.

NOTE 4 - LEASES

In October 2021, the Company entered into office lease arrangement where its administrative, research and development, support services and sales and marketing activities are located. This lease arrangement has remaining terms of up to 3 years – 2 years contract and 1 year option period that was not considered in the term of the lease right-of-use asset. As of December 31, 2021, the Company had operating lease right-of-use (“ROU”) assets of $105 thousand, which are located in Israel. The previous office lease agreement of the Company was terminated on July 31, 2021.

Cash rent expense for the year ended December 31, 2021 was approximately $67 thousand. The right of use asset depreciation for the year ended December 31, 2021 was approximately $60 thousand.

Lease term and discount rate related to operating leases were as follows:

Year ended December 31, 2021
U.S. dollars (in thousands)
Remaining lease term (in years)	1.75
Discount rate	15%

The maturities of lease liabilities under operating leases as of December 31, 2021 are as follows:

U.S. dollars (in thousands)
2022	65
2023	53
Total undiscounted lease payments	118
Less: imputed interest	13
Total lease liabilities	105

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 5 - OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

December 31, 2021
U.S. dollars (in thousands)
Employees and employee related expenses	125
Institutions	118
Provisions for vacation and recreation	159
Other	1
403

NOTE 6 - EMPLOYEE RIGHTS UPON RETIREMENT

Israeli labor law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. The Company acts in accordance with section 14 of the Severance Compensation Act, 1963 and the instructions of "The General Approval Regarding Employers’ Payments to Pension Fund and Insurance Fund Instead of Severance Pay" ("Section 14 Arrangement"), according to which all of the Company's employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies from their commencement date of employment. Payments in accordance with Section 14 Arrangement relieve the Company from any future severance payments in respect of those employees and as such the Company may only utilize the insurance policies for the purpose of disbursement of severance pay.

NOTE 7 – CONVERTIBLE LOAN

On November 28, 2021, the Company signed a convertible loan ("Convertible Loan") agreement (the "agreement") with a certain investor. The Company has received a total amount of $500 thousand under the terms and conditions stipulated in the agreement. The loan bears interest of 5%.

In the event that prior to the Maturity Date (as defined below), the Company closes a Qualified Financing (as defined in the agreement), then, upon the closing of such Qualified Financing, the total loan amount shall be automatically converted, into the most senior class of preferred shares of the Company issued in the Qualified Financing, such that the investors shall receive fully-paid and non-assessable shares, at a price per share equal to the lower of (i) a price per share based on a Company post-money valuation as describe in the agreement, and (ii) 80% of the price per share paid in such Qualified Financing.

If, prior to the occurrence of a Qualified Financing, the Company consummates an equity investment transaction in the Company, which is not a Qualified Financing (a “Non-Qualified Financing”), then upon the closing of such Non-Qualified Financing, the investor may convert the total loan amount into the most senior class of preferred shares of the Company issued in such Non-Qualified Financing, with the same rights and privileges as those attached to such equity securities in the Non-Qualified Financing, such that the investors shall receive fully-paid and non-assessable shares, at a price per share equal to the lower of (i) a price per share based on a Company post-money valuation, as describe in the agreement and, (ii) 80% of the price per share paid in such Non-Qualified Financing.

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

In the event the total loan amount has not been converted nor repaid pursuant to the terms of this Agreement within 18 months from the Effective Date (the "Maturity Date"), then, on or at any time after the Maturity Date, investors may convert the outstanding portion of the total loan Amount into the most senior class of preferred shares of the Company then issued, based on a post-money valuation of the Company as describe in the agreement.

If, prior to the repayment or conversion of the total loan Amount, the Company effects a Liquidation Event (such as merger, acquisition and other scenarios described in the agreement), then Company shall pay to the investors, immediately prior to any distribution to any shareholder of the Company, an amount equal to three times (3x) of the respective Investor’s portion of the total loan amount.

The loan is accounted for as a liability in accordance with ASC 480, and subsequently measured at fair value with changes in fair value recognized in earnings in accordance with ASC 480-10-35-5 and classified as level 3, see also note 11.

The following table provides the assets and liabilities carried at fair value measured on a recurring basis as of December 31, 2021:

	Level 1	Level 2	Level 3
	U.S. dollars (in thousands)
Convertible loan	-	-	1,069

The following table sets forth a summary of the changes in the fair value of the Company’s Convertible Loan:

Year ended December 31, 2021
U.S. dollars (in thousands)
Beginning balance	-
Issuance of Convertible loan	500
Change in fair value	569
Ending Balance	1,069

In determining the fair value of the convertible loan, the Company used the scenario-based methodology method, estimating the probabilities for each scenario (Liquidation Event, Qualified/Non Qualified Financing and Insolvency Event).

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 8 – REDEEMABLE CONVERTIBLE PREFERRED SHARES:

a.	Rights of the Company’s Preferred Shares

The Preferred Shares confer on the holders thereof all rights accruing to holders of ordinary shares in the Company and, in addition, bear the following rights and such other rights set forth in the Articles (the "Articles").

Liquidation Preference and Dividends

First, and prior and in preference to any distribution to any other securities of the Company, each holder of Preferred B-1/2 Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Preferred B-1/2 Share held by it equal to: (i) the original issue price of such share; plus (ii) an amount equal to all the declared but unpaid dividends on such Preferred B-1/2 Share; minus (iii) any amount actually paid on account of such Preferred B-1/2 Share in accordance with the Article (collectively, the "Preferred B-1/2 Preference Amount"). If upon any such liquidation, the assets of the Company available for distribution shall be insufficient to pay the holders of Preferred B-1/2 Shares the full Preferred B-1/2 Preference Amount, the holders of Preferred B-1/2 Shares shall share ratably in any distribution of its assets in proportion to the respective amounts that would otherwise be payable in respect of the Preferred B-1/2 Shares held by them upon such distribution if the Preferred B-1/2 Preference Amount was paid in full.

Second, after payment in full of the Preferred B-1/2 Preference Amount and prior and in preference to any distribution to any other securities of the Company, each holder of Preferred B Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Preferred B Share held by it equal to: (i) the original issue price of such share; plus (ii) an amount equal to all the declared but unpaid Dividends on such Preferred B Share; minus (iii) any amount actually paid on account of such Preferred B Share in accordance with the Article (collectively, the "Preferred B Preference Amount"). If upon any such liquidation, the assets of the Company available for distribution shall be insufficient to pay the holders of Preferred B Shares the full Preferred B Preference Amount, the holders of Preferred B Shares shall share ratably in any distribution of its assets in proportion to the respective amounts that would otherwise be payable in respect of the Preferred B Shares held by them upon such distribution if the Preferred B Preference Amount was paid in full.

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

Third, after payment in full of the Preferred B-1/2 Preference Amount and the Preferred B Preference Amount and prior and in preference to any distribution to any other securities of the Company, each holder of Preferred A Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Preferred A Share held by it equal to: (i) the original issue price of such share; plus (ii) an amount equal to all the declared but unpaid Dividends on such Preferred A Share; minus (iii) any amount actually paid on account of such Preferred A Share in accordance with the Article (collectively, the "Preferred A Preference Amount"). If upon any such liquidation, the assets of the Company available for distribution shall be insufficient to pay the holders of Preferred A Shares the full Preferred A Preference Amount, the holders of Preferred A Shares shall share ratably in any distribution of its assets in proportion to the respective amounts that would otherwise be payable in respect of the Preferred A Shares held by them upon such distribution if the Preferred A Preference Amount was paid in full.

Fourth, after payment in full of the Preferred B-1/2 Preference Amount, the Preferred B Preference Amount and the Preferred A Preference Amount, all remaining assets, if any, shall be distributed among the holders of Preferred Shares and Ordinary Shares on a pro rata, paripassu and as-converted basis.

In the event of a liquidation or dividend distribution that as a result of the distribution of all of the assets of the Company available for distribution to all shareholders of the Company on a prorata and as-converted basis, the holders of the Preferred Shares would receive, in the aggregate, an amount per share which is greater than 3 times the original issue price of any such series of Preferred Shares, then the holders of such Preferred Shares will be entitled to receive per each Series Preferred Share held of record the higher of: (i) 3 times the original issue price of series of Preferred Shares; or (ii) the amount such holder would have received if such holder had converted such Preferred Shares into Ordinary Shares pursuant to the terms of these Articles immediately prior to such liquidation or dividend distribution.

Voting Rights

Each Preferred Share shall entitle the holder thereof to one vote for each Ordinary Share into which such Preferred Share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the Articles, and shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which holders of Ordinary Shares have the right to vote.

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

b.	The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, they include a liquidation or deemed liquidation events that would constitute a redemption event that is outside of the Company’s control.

Redeemable Shares are considered to be temporary equity and are therefore presented as part of the Company’s temporary equity between liabilities and permanent equity.

c.	Issuance of Series B-1 Preferred Shares

During 2021, one of the Company's service providers exercised an aggregate amount of 4,734 warrants to 4,734 Preferred B-1 shares for an exercise price of $3.20 for each warrant.

NOTE 9 - CAPITAL DEFICIENCY:

a.	Rights attached to Ordinary Shares

The rights attached to the Ordinary Shares will be equal, and each Ordinary Share shall have 1 vote in the general meetings, shall be entitled to receive notices of general meetings to attend and vote thereon, and to participate, paripassu, subject to preferences attached to other classes of shares in the Company, in distributions of Dividends and in distributions of funds and surplus assets in the liquidation of the Company as further provided hereunder.

b.	Issuance of Ordinary Shares

During 2021, three of the Company's employees exercised an aggregate amount of 30,306 options to 30,306 ordinary shares for an exercise price of NIS 0.01 (approximately $0.003) for each option.

c.	Share-based compensation

On April 30, 2014, the Company’s Board resolved to adopt an equity incentive plan (the “Plan”). Based on such Plan, each option will be exercisable for one ordinary share of the Company and will become exercisable at such terms and during such periods. Share options expire 10 years after the date of grant.

The Board also approved the Plan for the purpose of selecting the capital gains tax track, under Section 102 of the Israeli Income Tax Ordinance, for options granted to the Company’s Israeli employees.

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

A summary of the Company's share option activity for the year ended December 31, 2021 is as follows:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term In Years	Aggregate Intrinsic Value (U.S. dollars in thousands)
Balance as of January 1, 2021	127,420	$0.003	5.8	$121
Granted	41,779	$1.44
Exercised	(30,306)	$0.003
Forfeited	(16,645)	$0.35
Balance as of December 31, 2021	122,248	$0.45	6.2	$388
Exercisable, December 31, 2021	58,385	$0.003	2.8	$211

The calculated fair value of option granted was estimated using the Black-Scholes option-pricing model. The assumptions used to value options granted during 2021 were as follows:

Year ended December 31,
2021
Fair value of one ordinary share	$3.6 - $1.4
Risk-free interest rate	0.3%-1.36%
Expected term (in years)	2.9-5.9
Dividend yield	0%
Volatility	55.9%- 60.9%

Share-based compensation expenses for the years ended December 31, 2021 were comprised as follows (U.S. dollars in thousands):

Year ended December 31,
2021
U.S. dollars (in thousands)
Research and development	4
Sales and marketing	1
General and administrative	1
Total share-based compensation expenses	6

As of December 31, 2021, there is an unrecognized share-based compensation expense of $28 thousand to be recognized over the average remaining vesting period of 1.4 years.

NOTE 10 - taxes on income:

a.	Tax rates

The Company is taxed under the Israeli law as follows:

2018 and thereafter – 23%

GURUSHOTS LTD.

NOTES TO THE FINANCIAL STATEMENTS

(U.S. dollars in thousands)

b.	Tax assessments

Tax assessments filed by the company through the year ended December 31, 2016 are considered to be final.

c.	Carry forward tax losses

As of December 31, 2021, the Company has carryforward tax losses in an amount of approximately $8 million. Company's management currently believes that since the Company had suffered net losses since its inception, it is more likely than not that deferred taxes regarding that carry forward losses will not be realized in the foreseeable future. Therefore, the Company recorded a full valuation allowance with regards to these losses, the theoretical tax rate reconciliation is not necessary due to these losses.

NOTE 11 - SUBSEQUENT EVENTS:

The Company has evaluated subsequent events through June 23, 2022, the date at which the financial statements were available for issuance.

a.	During January 2022, one of the Company's service providers exercised an aggregate amount of 3,608 warrants to a 3,608 Preferred B-2 shares for an exercise price of $6.9 per warrant.

b.	On April 12, 2022, Zedge, Inc. (NYSE American:ZDGE - “Zedge” or "the parent company") consummated the acquisition of 100% of the outstanding equity securities of the Company. The purchase, which was effective as of April 1, 2022, was effected pursuant to a Share Purchase Agreement (the “SPA”) between Zedge, the Company and the holders of the Company's equity interests.

Zedge operates a state-of-the-art digital publishing platform that powers Zedge Ringtones and Wallpapers, available in the Google Play store and App Store, which offers an easy, entertaining and immersive way for end-users to engage with Zedge's rich and diverse catalogue of wallpapers, video wallpapers, ringtones, notification sounds on Android and wallpapers, video wallpapers, ringtones and custom icon packs on iOS.

The purchase price for the equity securities of the Company consists of $18 million in cash payable at closing and contingent payments (the “Earnout”) of up to a maximum of $8.4 million due on each of the first and second anniversaries from the closing, payable either in cash or Class B common stock of Zedge or a combination thereof, at the Zedges’s discretion, and subject to the Company achieving certain financial targets set forth in the SPA. The fair value of the earnout amount has been estimated at $5.9 million as part of the preliminary purchase price allocation. In connection therewith, Zedge has agreed to make certain minimum investments in user acquisition for the Company in the period covered by the Earnout, subject to GuruShots maintaining agreed upon levels of Return On Ad Spend (“ROAS”).

In addition, Zedge has committed to a retention pool of $4 million in cash and issued 626,242 shares of Zedge's Class B common stock with a fair value of $4 million or $6.39 per share (based on the volume weighted average closing prices of the Class B common stock on the NYSE American Exchange for the thirty trading days ended April 12, 2022) for GuruShots’ founders and employees that will be payable or vest, as applicable, over three years from closing based on the beneficiaries thereof remaining employed by the Zedge or a subsidiary of Zedge.

c.	On April 12, 2022, as a result of acquisition of the Company (see Note 11b), and according to the terms of the Convertible Loan agreement, the Company paid to the Convertible Loan holder an amount equal to three times of the holder's principal loan amount.

d.	In February 2022 the Russian Federation invaded Ukraine. As a result, many governments and businesses imposed trade and economic sanctions on the Russian Federation and Belarus. The Company may experience a slowdown relating to relocating personnel and/or contractors being drafted into military or public service. At present, the Company is working on contingency planning to be in a position to minimize any potential interruptions. The Company has seven contractors originally based in Ukraine, however, most of them have been relocated to neighboring countries since the conflict began in February. As a result, there have been minimal disruption in their development work performed for the Company.